                                                                      Exhibit 23

                           [Letterhead of Porat & Co.]

March 26, 2001

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105

Gentlemen,

            Re: Consent of Independent Public Accountants of Hod Hasharon Sport
                Center (1992) Limited partnership

As independent public accountants of Hod Hasharon Sport Center (1992) Limited partnership, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-61895, and No. 333-55970.

                                                         Porat & Co.


                                                       /s/ Porat & Co.
                                             Certified Public Accountants (ISR.)